UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2020
LUBY’S, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2020, Luby's, Inc. (the "Company") entered into the Fourth Amendment to Credit Agreement (the "Fourth Amendment") amending the Credit Agreement (the "Credit Agreement") dated as of December 13, 2018, by and among the Company, the lenders from time to time party thereto, and MSD PCOF Partners VI, LLC, effective for all purposes as of August 21, 2020.

The Fourth Amendment amends the Mandatory Prepayments to allow the Company to retain more of the Net Cash Proceeds resulting from two specified real property sales.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Fourth Amendment to Credit Agreement, dated as of August 21, 2020, among the Company, the lenders from time to time party thereto, and MSD PCOF Partners VI, LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2020	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer